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Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Seawright Holdings, Inc. (the "Company") on Form 10-KSB for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joel Sens, Chief Executive Officer, President and Treasurer (principal executive officer and principal financial officer), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

         (1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
         (2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations of the Company.

Date:  April 15, 2005


                                                  By: /S/  Joel Sens
                                                      --------------------------
                                                      Joel Sens, Chief Executive
                                                      Officer, President and
                                                      Treasurer (principal
                                                      executive officer and
                                                      principal financial
                                                      officer)